SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 21, 2008

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26-1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

3240 El Camino Real, Suite 230, Irvine, CA  92602

(Address of Principal Executive Offices)(Zip Code)

(714) 824-3000

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01— Entry into a Material Definitive Agreement.

On March 21, 2008, DigitalPost Interactive, Inc. (the "DigitalPost") entered into a license and service agreement with Disneyland® Resort, A Division of Walt Disney World Co. ("Disney"), a theme park and resort operator in Anaheim, California.

Pursuant to the agreement, DigitalPost grants to Disney a nonexclusive, worldwide license to access, use, display and perform the software programs designed and developed by DigitalPost. The software program is agreed to be a private label, customized version of DigitalPost’s interactive digital media-sharing platform for Disneyland’s Innoventions’ Build Your Own Dream Home (BYODH) concept.

The BYODH concept is part of the new Innoventions Dream Home attraction being developed in partnership with Microsoft, Hewlett-Packard, and Taylor Morrison that is scheduled to open in May, 2008 at the Disneyland Resort in Anaheim, California. The attraction is being developed as a 5,000+ sq. ft. home to showcase a wide range of technologies and products, including the latest in mobile phones, PCs, digital music and gaming to demonstrate how home technology can be simple, intuitive and fun while helping consumers stay closer to the people, places and entertainment that are most important to them.

The BYODH interactive platform will incorporate branded pages for vendors, a BYODH flash application, and capacity for users to enjoy photos of their dream home at both at the kiosks and online.  Disney agrees to deploy DigitalPost’s digital media-sharing platform via kiosks within the BYODH exhibit, to be used by Disney guests to design and create a dream home.

In conjunction with the BYODH attraction, on March 21, 2008, Disney and Taylor Morrison, a home builder in Bradenton, Florida, entered into an additional service agreement with DigitalPost Interactive for the development of interactive content to support a Taylor Morrison sweepstakes launching in June, 2008.

The agreements provide DigitalPost a development fee of $75,000 for both projects, plus $1,500 per month for hosting costs associated with the BYODH project.

The term of the BYODH agreement is for two years and automatically renews for successive one year terms, while the Disney / Taylor Morrison agreement expires at the termination of the sweepstakes in July, 2008.

Item 9.01—Financial Statement and Exhibits

99.01	Agreement between DigitalPost Interactive, Inc. and Disneyland® Resort, A Division of Walt Disney World Co.

99.02	Agreement between DigitalPost Interactive, Inc. and Disneyland® Resort, A Division of Walt Disney World Co. and Taylor Morrison, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer, President and Sole Director

Date:       March 26, 2008